EXECUTION COPY
FIRST AMENDMENT
TO
AMENDED AND RESTATED
SECURITIES LENDING MANAGEMENT AGREEMENT
     First Amendment dated as of                     , 2009 (the “Amendment”) to the Amended and Restated Securities Lending Management Agreement dated as of January 16, 2009 (the “Agreement”) by and between each of the entities on Annex B and Credit Suisse, New York Branch.
     In consideration of the mutual representations, warranties and covenants contained in the Agreement, the parties hereto hereby agree as follows:
     The first sentence of Paragraph 12(b) is deleted in its entirety and is replaced with the following:
     “Subject to Section 9 hereof, this Agreement shall continue unless terminated earlier by either party upon delivery to the other party of a written notice, which shall be delivered no less than 90 days prior to the then effective termination date.”
     Except as otherwise set forth herein, the Agreement shall remain unchanged and in full force and effect. From and after the date hereof, any reference to the Agreement shall be a reference to the Agreement as amended hereby.
     This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one instrument. This Amendment may be delivered by the exchange of facsimile copies of the executed counterparts with the same effect as if the parties had exchanged executed original counterparts.
     THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the day and year first written above.

CREDIT SUISSE,	RIDGEWORTH FUNDS
NEW YORK BRANCH

By	By
Name:	Name:
Title: Authorized Signatory	Title:

By	By
Name:	Name:
Title: Authorized Signatory	Title:

ANNEX B TO SECURITIES LENDING MANAGEMENT AGREEMENT
List of Lenders

RidgeWorth Funds:
Aggressive Growth Stock Fund
Emerging Growth Stock Fund
High Income Fund
Intermediate Bond Fund
International Equity Fund
International Equity Index Fund
Investment Grade Bond Fund
Large Cap Core Equity Fund
Large Cap Growth Stock Fund
Large Cap Value Equity Fund
Limited-Term Federal Mortgage Securities Fund
Mid-Cap Core Equity Fund
Mid-Cap Value Equity Fund
Seix High Yield Fund
Select Large Cap Growth Stock Fund
Short-Term Bond Fund
Short-Term U.S. Treasury Securities Fund
Small Cap Growth Stock Fund
Small Cap Value Equity Fund
Strategic Income Fund
Total Return Bond Fund
U.S. Government Securities Fund
U.S. Government Securities Ultra-Short Bond Fund
Ultra-Short Bond Fund